State or Country
           Name                                  of Incorporation
           ----                                  ----------------

    EA Financial, Inc.                              Delaware
    900 Market Street, Suite 200
    Wilmington, Delaware 19801

         EA de Mexico, S.A. de C.V.                 Mexico
         Newton 53, Suite 11
         Colonia Polanco-Chapultepec
         Mexico, D.F.  11560

    EA International, Inc.                          Maryland
    11019 McCormick Road
    Hunt Valley, Maryland 21031